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                                                                  EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             CABLE GROUP SOUTH, INC.

         CABLE GROUP SOUTH, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

         DOES HEREBY:

         1. That the Board of Directors of CABLE GROUP SOUTH, INC. duly adopted resolutions setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and taking action of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

         RESOLVED that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, amended said Article shall be and read as follows:

         FIRST:  The new name of the corporation is SOFTNET INDUSTRIES, 1NC.

         2. That said amendments were duly adopted by WRITTEN CONSENT in accordance with the provisions of Section 211 and 242 of the General Corporation Law of the state of Delaware.

         3. Additionally a reverse split of 8 to 1 was duly authorized and adopted.

         IN THE WITNESS WHEREOF, said CABLE GROUP SOUTH, INC. has caused this certificate to be signed by its Authorized Officer this 18th day of November,
1998.                                                   --



                                                 BY:   /s/ Robert Wallace
                                                     ------------------------


         STATE OF DELAWARE                            Name. Robert Wallace
        SECRETARY 0F STATE                              Title: President
     DIVISION OF CORPORATIONS
FILED 09:00      AM       11/18/1998
        981444821 - 2439323